UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 30, 2008
ENERGYSOUTH, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-29604	58-2358943
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)
2828 Dauphin Street, Mobile, AL 36606
(Addresses of Principal Executive Offices, including Zip Code)
(251) 450-4774
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 30, 2008, EnergySouth, Inc. (the “Company”) issued a press release announcing that at a special meeting of stockholders held today, the Company’s stockholders voted to adopt the Agreement and Plan of Merger, dated as of July 25, 2008, by and among Sempra Energy, EMS Holding Corp. and the Company, and to approve the merger contemplated therein. Approximately 71% of the Company’s outstanding shares, or approximately 97% of the shares that voted, voted in favor of the proposal to adopt the merger agreement and approve the merger. Approximately 2% of the Company’s outstanding shares voted against the proposal, and 0.4% abstained.
A copy of the Company’s press release dated September 30, 2008 is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety.
Item 9.01   Financial Statements and Exhibits.
     (d) Exhibits
99.1	Press Release issued by EnergySouth, Inc. on September 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGYSOUTH, INC.
/s/ G. Edgar Downing, Jr.
Name:	G. Edgar Downing, Jr.
Title:	Secretary

Date: September 30, 2008

EXHIBIT INDEX
99.1	Press Release issued by EnergySouth, Inc. on September 30, 2008.